Third Quarter 2015 Earnings Webcast & Conference Call October 29, 2015 Exhibit 99.2

Western Union | ©2015 Western Union Holdings, Inc. All Rights Reserved. Mike Salop Senior Vice President, Investor Relations 2

Western Union | ©2015 Western Union Holdings, Inc. All Rights Reserved. Safe Harbor 3 This presentation contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward- looking statements. Words such as "expects," "intends," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this presentation of The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the "Risk Factors" section and throughout the Annual Report on Form 10-K for the year ended December 31, 2014. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement. Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic and trade downturns, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns, or non- performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including card associations, card-based payment providers, electronic, mobile and Internet-based services, digital currencies and related protocols, and other innovations in technology and business models; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents or clients; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; mergers, acquisitions and integration of acquired businesses and technologies into our Company, and the failure to realize anticipated financial benefits from these acquisitions, and events requiring us to write down our goodwill; failure to manage credit and fraud risks presented by our agents, clients and consumers; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place, including due to increased costs or loss of business as a result of increased compliance requirements or difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; decisions to change our business mix; adverse rating actions by credit rating agencies; cessation of or defects in various services provided to us by third-party vendors; our ability to realize the anticipated benefits from productivity and cost-savings and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; changes in tax laws and unfavorable resolution of tax contingencies; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; and restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations in the United States and globally, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, customer due diligence, agent and subagent due diligence, registration, and monitoring requirements, and consumer protection; liabilities or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with compliance with or failure to comply with the settlement agreement with the State of Arizona, as amended; the potential impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities related to consumer protection; liabilities resulting from litigation, including class-action lawsuits and similar matters, including costs, expenses, settlements and judgments; failure to comply with regulations and changes in expectations regarding consumer privacy and data use and security; effects of unclaimed property laws; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; and changes in accounting standards, rules and interpretations or industry standards affecting our business; and (iii) other events, such as: adverse tax consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks.

Western Union | ©2015 Western Union Holdings, Inc. All Rights Reserved. Hikmet Ersek President & Chief Executive Officer 4

Western Union | ©2015 Western Union Holdings, Inc. All Rights Reserved. Delivered another solid quarter  Consumer money transfer trends led by growth in westernunion.com and U.S. outbound  Business Solutions and Consumer Bill Pay delivered good constant currency revenue growth*  Strong operating margin of 21.8%  Returned $670 million to shareholders through dividends and repurchases year-to-date through September Overview Affirmed Full Year 2015 Outlook 5 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Western Union | ©2015 Western Union Holdings, Inc. All Rights Reserved. Consumer Accounts Banks, Wallets, Social Media Commercial Accounts Billers, Corporations, NGOs, Education, Governments WU Retail Retail locations, Kiosks, ATMs Vision: To be a leader in cross-border, cross-currency money transfer and payments Technology Regulatory and Compliance Settlement & FX WU Cross-Border Platform Cross-Border Consumer Money Transfer Cross-Border Payments Funds out Funds in C2C C2B • B2C • B2B Data management Retail, Digital, Direct 6

Western Union | ©2015 Western Union Holdings, Inc. All Rights Reserved. Raj Agrawal Executive Vice President & Chief Financial Officer 7

Western Union | ©2015 Western Union Holdings, Inc. All Rights Reserved. $1,041 $995 $361 $372 $39 $32 Q3 2014 Q3 2015 Transaction Fee Foreign Exchange Other ($ in millions) $1,399 $1,441 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.  Consolidated revenue decreased 3% on a reported basis, or increased 3% constant currency*  Transaction fee revenue decreased 4%  Foreign exchange revenue increased 3% Revenue Q3 8

Western Union | ©2015 Western Union Holdings, Inc. All Rights Reserved.  80% of Company revenue  Revenue decreased 3%, or increased 3% constant currency*  Total transactions increased 2%  Cross-border principal decreased 6%, or increased 1% constant currency* *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Consumer-to-Consumer Q3 9

Western Union | ©2015 Western Union Holdings, Inc. All Rights Reserved. *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. C2C Transaction and Revenue Analysis 10 Q3 2015

Western Union | ©2015 Western Union Holdings, Inc. All Rights Reserved. Regions Revenue Growth/ Decline Constant Currency Rev. Growth/ Decline* Transaction Growth/ Decline % of Company Revenue Europe and CIS -10% 0% -3% 20% North America -1% 1% 4% 19% Middle East and Africa -2% 3% 0% 16% Asia Pacific -8% -2% -6% 11% LACA 0% 8% 7% 9% westernunion.com 22% 28% 25% 5% Q3 2015 Consumer-to-Consumer 11 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Western Union | ©2015 Western Union Holdings, Inc. All Rights Reserved.  Consumer-to-Business  11% of Company revenue  Revenue increased 6%, or 10% constant currency*  Business Solutions  7% of Company revenue  Revenue decreased 4%, or increased 6% constant currency* *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. C2B and B2B Q3 12

Western Union | ©2015 Western Union Holdings, Inc. All Rights Reserved. 21.8% 21.8% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% Q3 2014 Q3 2015 Operating Margin Q3  Operating margin • Benefited from hedge gains and cost savings initiatives and other efficiencies, which were offset by increases in technology expense and the negative impact of currency translation 13 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Western Union | ©2015 Western Union Holdings, Inc. All Rights Reserved.  Operating margin • Benefited from hedge gains and cost savings initiatives and other efficiencies, which were partially offset by increases in technology expense and the negative impact of currency translation 24.9% 25.5% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% Q3 2014 Q3 2015 C2C Operating Margin Q3 14

Western Union | ©2015 Western Union Holdings, Inc. All Rights Reserved.  Operating margin increase • Driven by higher revenue and benefits from cost savings initiatives, which were partially offset by increased technology expense 15.4% 16.4% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% Q3 2014 Q3 2015 C2B Operating Margin Q3 15

Western Union | ©2015 Western Union Holdings, Inc. All Rights Reserved.  Operating Loss  Operating loss of $3 million compared to break-even in the prior year period  The decline was primarily due to increased amortization expense resulting from a write down related to an anticipated contract termination and a value added tax recovery in the prior year period, partially offset by benefits from cost savings initiatives  Depreciation and amortization of approximately $20 million in the current quarter, compared to $14 million in the prior year period  EBITDA* improved to 17.4% from 12.8% in the prior year period Business Solutions Operating Loss Q3 16 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Western Union | ©2015 Western Union Holdings, Inc. All Rights Reserved. YTD 2015 Cash Flow from Operations $804 million Capital Expenditures $207 million Stock Repurchases $431 million Dividends Paid $239 million Cash Balance, September 30, 2015 $1.4 billion Debt Outstanding, September 30, 2015 $3.5 billion Financial Strength 17

Western Union | ©2015 Western Union Holdings, Inc. All Rights Reserved.  Revenue – Low to mid-single digit constant currency revenue increase – Low to mid-single digit GAAP revenue decrease  Operating Profit Margin – Adjusted operating margin* of approximately 21% – GAAP operating margin of approximately 20%  Earnings per Share – Adjusted EPS* in a range of approximately $1.60 to $1.67 – GAAP EPS in a range of approximately $1.55 to $1.62  Tax Rate – Adjusted effective tax rate* of approximately 13% – GAAP effective tax rate of approximately 12%  Cash Flow – Cash flow from operating activities of approximately $1 billion. The Company now expects that the $100 million of anticipated final tax payments relating to the agreement announced with the U.S. Internal Revenue Service in December 2011 will be paid in years subsequent to 2015. 2015 Outlook 18 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Western Union | ©2015 Western Union Holdings, Inc. All Rights Reserved. Questions & Answers 19

Western Union | ©2015 Western Union Holdings, Inc. All Rights Reserved. Third Quarter 2015 Earnings Webcast & Conference Call October 29, 2015 Appendix 20

Western Union | ©2015 Western Union Holdings, Inc. All Rights Reserved. Western Union's management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods. These non-GAAP financial measures include revenue change constant currency adjusted; EBITDA margin; Consumer-to- Consumer segment revenue change constant currency adjusted; Consumer-to-Consumer segment principal per transaction change constant currency adjusted; Consumer-to-Consumer segment cross-border principal change constant currency adjusted; Consumer-to-Consumer segment region and westernunion.com revenue change constant currency adjusted; Consumer-to-Business segment revenue change constant currency adjusted; Business Solutions segment revenue change constant currency adjusted; Business Solutions segment EBITDA margin; 2015 operating income margin outlook, excluding Paymap settlement agreement; 2015 earnings per share outlook, excluding Paymap settlement agreement, net of income tax benefit; and 2015 tax rate outlook, excluding Paymap settlement agreement. Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year. A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year reported amounts. Amounts included below are in millions, unless indicated otherwise. Non-GAAP Measures 21

Reconciliation of Non-GAAP Measures

WESTERN UNION WU

	3Q14	4Q14	FY2014	1Q15	2Q15	3Q15	YTD 3Q15
Consolidated Metrics							
Revenues, as reported (GAAP)	$ 1,440.9	$ 1,409.9	$ 5,607.2	$ 1,320.9	$ 1,383.6	$ 1,399.2	$ 4,103.7
Foreign currency translation impact (a)	35.0	63.7	157.5	78.6	84.7	85.4	248.7
Revenues, constant currency adjusted	$ 1,475.9	$ 1,473.6	$ 5,764.7	$ 1,399.5	$ 1,468.3	$ 1,484.6	$ 4,352.4
Prior year revenues, as reported (GAAP)	$ 1,408.8	$ 1,421.9	$ 5,542.0	$ 1,350.8	$ 1,405.6	$ 1,440.9	$ 4,197.3
Revenue change, as reported (GAAP)	2 %	(1)%	1 %	(2)%	(2)%	(3)%	(2)%
Revenue change, constant currency adjusted	5 %	4 %	4 %	4 %	4 %	3 %	4 %
Operating income, as reported (GAAP)	$ 314.1	$ 276.1	$ 1,140.5	$ 272.3	$ 250.8	$ 304.5	$ 827.6
Reversal of depreciation and amortization	66.8	69.5	271.9	63.9	62.9	74.4	201.2
EBITDA (b)	$ 380.9	$ 345.6	$ 1,412.4	$ 336.2	$ 313.7	$ 378.9	$ 1,028.8
Less: Paymap settlement agreement (c)	N/A	N/A	N/A	N/A	35.3	N/A	35.3
Adjusted EBITDA, excluding Paymap settlement agreement	$ 380.9	$ 345.6	$ 1,412.4	$ 336.2	$ 349.0	$ 378.9	$ 1,064.1
Operating income margin, as reported (GAAP)	21.8 %	19.6 %	20.3 %	20.6 %	18.1 %	21.8 %	20.2 %
EBITDA margin	26.4 %	24.5 %	25.2 %	25.5 %	22.7 %	27.1 %	25.1 %
Adjusted EBITDA margin, excluding Paymap settlement agreement	N/A	N/A	N/A	N/A	25.2 %	N/A	25.9 %
Consumer-to-Consumer Segment							
Revenues, as reported (GAAP)	$ 1,150.9	$ 1,125.3	$ 4,485.8	$ 1,038.3	$ 1,101.5	$ 1,112.9	$ 3,252.7
Foreign currency translation impact (a)	17.9	42.8	80.7	63.0	69.1	67.1	199.2
Revenues, constant currency adjusted	$ 1,168.8	$ 1,168.1	$ 4,566.5	$ 1,101.3	$ 1,170.6	$ 1,180.0	$ 3,451.9
Prior year revenues, as reported (GAAP)	$ 1,128.1	$ 1,146.5	$ 4,433.6	$ 1,077.5	$ 1,132.1	$ 1,150.9	$ 3,360.5
Revenue change, as reported (GAAP)	2 %	(2)%	1 %	(4)%	(3)%	(3)%	(3)%
Revenue change, constant currency adjusted	4 %	2 %	3 %	2 %	3 %	3 %	3 %
Principal per transaction, as reported ($ - dollars)	$ 339	$ 323	$ 335	$ 315	$ 316	$ 315	$ 315
Foreign currency translation impact (a) ($ - dollars)	—	12	3	19	23	23	22
Principal per transaction, constant currency adjusted ($ - dollars)	$ 339	$ 335	$ 338	$ 334	$ 339	$ 338	$ 337
Prior year principal per transaction, as reported ($ - dollars)	$ 339	$ 335	$ 338	$ 338	$ 341	$ 339	$ 339
Principal per transaction change, as reported	0 %	(4)%	(1)%	(7)%	(7)%	(7)%	(7)%
Principal per transaction change, constant currency adjusted	0 %	0 %	0 %	(1)%	(1)%	0 %	(1)%
Cross-border principal, as reported ($ - billions)	$ 20.0	$ 19.2	$ 77.2	$ 17.5	$ 18.8	$ 18.9	$ 55.2
Foreign currency translation impact (a) ($ - billions)	—	0.8	0.8	1.1	1.3	1.3	3.7
Cross-border principal, constant currency adjusted ($ - billions)	$ 20.0	$ 20.0	$ 78.0	$ 18.6	$ 20.1	$ 20.2	$ 58.9
Prior year cross-border principal, as reported ($ - billions)	$ 19.0	$ 19.5	$ 73.9	$ 18.3	$ 19.7	$ 20.0	$ 58.0
Cross-border principal change, as reported	5 %	(1)%	5 %	(4)%	(5)%	(6)%	(5)%
Cross-border principal change, constant currency adjusted	5 %	2 %	6 %	2 %	2 %	1 %	2 %

Western Union | ©2015 Western Union Holdings, Inc. All Rights Reserved.

22

Reconciliation of Non-GAAP Measures

Consumer-to-Consumer Segment cont.	3Q14	4Q14	FY2014	1Q15	2Q15	3Q15	YTD 3Q15
Europe and CIS region revenue change, as reported (GAAP)	1 %	(5)%	0 %	(9)%	(9)%	(10)%	(9)%
Europe and CIS region foreign currency translation impact (a)	2 %	6 %	1 %	11 %	11 %	10 %	10 %
Europe and CIS region revenue change, constant currency adjusted	3 %	1 %	1 %	2 %	2 %	0 %	1 %
North America region revenue change, as reported (GAAP)	2 %	0 %	1 %	(2)%	(2)%	(1)%	(2)%
North America region foreign currency translation impact (a)	0 %	1 %	0 %	2 %	1 %	2 %	2 %
North America region revenue change, constant currency adjusted	2 %	1 %	1 %	0 %	(1)%	1 %	0 %
Middle East and Africa region revenue change, as reported (GAAP)	3 %	(3)%	2 %	(6)%	(4)%	(2)%	(4)%
Middle East and Africa region foreign currency translation impact (a)	1 %	3 %	1 %	5 %	5 %	5 %	5 %
Middle East and Africa region revenue change, constant currency adjusted	4 %	0 %	3 %	(1)%	1 %	3 %	1 %
APAC region revenue change, as reported (GAAP)	1 %	(3)%	0 %	(6)%	(5)%	(8)%	(6)%
APAC region foreign currency translation impact (a)	1 %	4 %	2 %	4 %	5 %	6 %	5 %
APAC region revenue change, constant currency adjusted	2 %	1 %	2 %	(2)%	0 %	(2)%	(1)%
LACA region revenue change, as reported (GAAP)	(3)%	(3)%	(6)%	4 %	6 %	0 %	3 %
LACA region foreign currency translation impact (a)	7 %	7 %	8 %	6 %	7 %	8 %	7 %
LACA region revenue change, constant currency adjusted	4 %	4 %	2 %	10 %	13 %	8 %	10 %
westernunion.com region revenue change, as reported (GAAP)	21 %	19 %	28 %	17 %	22 %	22 %	20 %
westernunion.com region foreign currency translation impact (a)	(1)%	4 %	1 %	6 %	6 %	6 %	6 %
westernunion.com region revenue change, constant currency adjusted	20 %	23 %	29 %	23 %	28 %	28 %	26 %

Western Union | ©2015 Western Union Holdings, Inc. All Rights Reserved.
23

Reconciliation of Non-GAAP Measures

	3Q14	4Q14	FY2014	1Q15	2Q15	3Q15	YTD 3Q15
Consumer-to-Business Segment							
Revenues, as reported (GAAP)	$ 150.4	$ 155.3	$ 598.8	$ 157.8	$ 157.9	$ 160.1	$ 475.8
Foreign currency translation impact (a)	18.1	16.6	70.1	6.3	4.9	5.6	16.8
Revenues, constant currency adjusted	$ 168.5	$ 171.9	$ 668.9	$ 164.1	$ 162.8	$ 165.7	$ 492.6
Prior year revenues, as reported (GAAP)	$ 152.3	$ 149.5	$ 608.5	$ 147.2	$ 145.9	$ 150.4	$ 443.5
Revenue change, as reported (GAAP)	(1)%	4 %	(2)%	7 %	8 %	6 %	7 %
Revenue change, constant currency adjusted	11 %	15 %	10 %	11 %	12 %	10 %	11 %
Business Solutions Segment							
Revenues, as reported (GAAP)	$ 105.8	$ 101.2	$ 404.6	$ 98.0	$ 97.6	$ 101.2	$ 296.8
Foreign currency translation impact (a)	(1.6)	3.7	4.5	8.1	9.4	10.9	28.4
Revenues, constant currency adjusted	$ 104.2	$ 104.9	$ 409.1	$ 106.1	$ 107.0	$ 112.1	$ 325.2
Prior year revenues, as reported (GAAP)	$ 101.6	$ 100.2	$ 392.9	$ 99.4	$ 98.2	$ 105.8	$ 303.4
Revenue change, as reported (GAAP)	4 %	1 %	3 %	(1)%	(1)%	(4)%	(2)%
Revenue change, constant currency adjusted	3 %	5 %	4 %	7 %	9 %	6 %	7 %
Operating income/(loss), as reported (GAAP)	$ (0.2)	$ (5.0)	$ (12.1)	$ 2.1	$ (0.4)	$ (2.7)	$ (1.0)
Reversal of depreciation and amortization	13.7	12.7	56.1	12.2	12.2	20.3	44.7
EBITDA (b)	$ 13.5	$ 7.7	$ 44.0	$ 14.3	$ 11.8	$ 17.6	$ 43.7
Operating income/(loss) margin, as reported (GAAP)	(0.2)%	(4.9)%	(3.0)%	2.1 %	(0.4)%	(2.7)%	(0.3)%
EBITDA margin	12.8 %	7.6 %	10.9 %	14.6 %	12.1 %	17.4 %	14.7 %

Western Union | ©2015 Western Union Holdings, Inc. All Rights Reserved.

24

Western Union | ©2015 Western Union Holdings, Inc. All Rights Reserved. Reconciliation of Non-GAAP Measures 25 2015 Outlook Metrics 2015 Operating Income Margin Outlook Operating income margin (GAAP) 20 % Impact for Paymap settlement agreement (c) 1 % Operating income margin, excluding Paymap settlement agreement 21% 2015 EPS Outlook EPS guidance (GAAP) ($ - dollars) 1.55$ 1.62$ Impact from Paymap settlement agreement, net of income tax benefit (c) ($ - dollars) 0.05 0.05 EPS guidance, excluding Paymap settlement agreement, net of income tax benefit ($ - dollars) 1.60$ 1.67$ 2015 Tax Rate Outlook Full year effective tax rate (GAAP) 12 % Impact from Paymap settlement agreement, net of income tax benefit (c) 1 % Full year effective tax rate, excluding Paymap settlement agreement 13 % Range Non-GAAP related notes: (a) (b) (c) Repres nts the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. Represents the impact from a settlement agreement reached with the Consumer Financial Protection Bureau regarding the Equity Accelerator service of Paymap, Inc., a subsidiary of the Company. Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") results from taking operating inco e and adjusting for depreciation and amortization xpenses. EBITDA results provide an additional performance measurement calculation which helps eutralize the opera ing income effect of asse s acquired in prior periods.